SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 30, 2001

                          TEXTRON FINANCIAL CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                                     0-27559
                                  -------------
                            (Commission File Number)

                                   05-6008768
                        (IRS Employer Identification No.)

    40 Westminster Street, P.O. Box 6687, Providence, Rhode Island 02940-6687
               (Address of Principal Executive Offices) (Zip Code)

                                 (401) 621-4200
              (Registrant's Telephone Number, Including Area Code)

                 -----------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report




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Item 5.  Other Events.

On November 30, 2001, Textron Financial Corporation (the "Corporation") authorized the sale of and established the terms of up to $3,000,000,000 in aggregate principal amount of its Medium-Term Notes, Series E, Due Nine Months or More From Date of Issue (collectively, the "TFC Notes"), and Textron
Financial Canada Funding Corp., an unlimited liability company duly organized under the laws of the Province of Nova Scotia ("Textron Canada Funding")
authorized the sale of and established the terms of up to $2,600,000,000 aggregate principal amount of the Company's Medium-Term Notes, Series E-CAD, Due Nine Months or More From Date of Issue (collectively the "TFCFC Notes" and together with the TFC Notes, the "Notes"), fully and unconditionally guaranteed by the Corporation, under their shelf registration statement on Form S-3 (Registration Statement No. 333-72676) (the "Registration Statement"). The Notes, which may be offered from time to time, will be due nine months or more from the date of issue and will bear interest at fixed or floating rates or at no interest. The Notes may be offered by one or more of the Corporation's Agents, in the United States, by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Barclays Capital Inc., Credit Suisse First Boston Corporation, Deutsche Bank Alex. Brown Inc., First Union Securities, Inc., Fleet Securities, Inc., J.P. Morgan Securities Inc., Salomon Smith Barney Inc., and UBS Warburg LLC (the "US Agents") and in Canada, by BMO Nesbit Burns, RBC Capital Markets and Scotia Capital Inc. (the "Canadian Agents") (collectively hereafter with the US Agents, the "Agents").

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TEXTRON FINANCIAL CORPORATION


Dated: November 30, 2001      By:  /s/ Brian F. Lynn
                              --------------------------------------------------
                              Name:    Brian F. Lynn
                              Title:   Vice President and Treasurer